AGREEMENT FOR ELECTRIC SERVICE

THIS AGREEMENT made the 19th day of September, 2017 by and between Redwood Electric Cooperative, Inc., 60 Pine Street, PO Box 15, Clements, Minnesota 56224-0015, first party, hereinafter referred to as the Cooperative, and Highwater Ethanol, LLC,24500 US State Hwy 14 PO Box 96, Lamberton, Minnesota 56152, second party, hereinafter referred to as Member.

WITNESSETH
The Cooperative shall sell and deliver to the Member, and be the exclusive provider, and the Member shall purchase all of the electric power and energy which the Member may need for their approximately 60 million gallon ethanol plant located near Lamberton, Minnesota upon the following terms:

1.	Service Characteristics

a.
Electric service provided shall be alternating current, 60 Hz, three-phase, 4-wire, wye connected. The electric facilities provided by the Cooperative shall be capable of delivering the Member an average monthly demand of 5 MW and an annual energy usage of 45,000,000 kWh. Member has submitted a permit to increase production to 70.2 million gallons per year. This may increase the demand for kWh.

b.	Electric service for the Member shall be provided at several different secondary voltages including, 480/277 volt wye, 4,160/2,400 volt wye and 240/120 volt.

c.	The Member shall not use the electric power and energy furnished hereunder as an auxiliary or supplement to any other source of power and shall not resell electric power purchased hereunder.

d.	The Cooperative’s point of delivery will be at the secondary bushings of each distribution transformer.

e.	Electric service and the rates contained herein shall apply only to the firm power and firm energy sold to the Member for the Member’s ethanol facility.

f.	Neither interruptible power nor interruptible energy is provided in this Agreement.

g.	Electric demand and energy for billing the Member shall be metered at primary voltage, (7,200/12,470 volts). Refer to Exhibit A.

2.	Membership
Highwater Ethanol LLC shall remain a member of the Cooperative and shall remain bound by the Articles of Incorporation and Bylaws of the Cooperative. The Cooperative may adopt new rules and regulations during the existence of this Agreement.

3.	Continuity of Service

a.
The Cooperative shall use reasonable diligence to provide a constant and uninterrupted supply of electric power and energy hereinunder. If the supply of electric power and energy shall fail or be interrupted, or become defective through an act of God, governmental authority, action of the elements, public enemy, required maintenance work, failure of the Cooperative’s power supplier to provide power and energy, or any other cause beyond the reasonable control of the Cooperative, the Cooperative shall not be liable therefore or for damages caused thereby and shall be relieved of said responsibilities to furnish power and energy until electrical energy is again available to the Cooperative.

b.
The Member shall do nothing to interfere with the operation of any Cooperative owned electric equipment or facilities, including any metering equipment, and the Member shall advise the Cooperative as soon as possible if the Member discovers any apparent problem with the condition or functioning of the Cooperative-owned equipment or facilities. The Member shall notify the Cooperative immediately if the Member discovers that the condition or operation of any of the Cooperative or Member-supplied equipment or facilities may pose a risk to any persons or property.

c.
The Member acknowledges that the delivery of electric power and energy may at times be subject to interruption by causes beyond the control of the Cooperative, including weather conditions, vandalism, terrorism, and other interruptions, and the Member assumes the risk of those potential interruptions.

4.	Meter Testing and Revenue Billing
The Cooperative shall be responsible for maintaining and testing all equipment related to revenue billing. Both the Cooperative and the Member agree to make adjustments in the revenue billing if an error in the billing is found by testing.

5.	Right of Access
Duly authorized representatives of the Cooperative shall be permitted to enter upon the Member’s premises at all reasonable times in order to carry out the provisions hereof. The Cooperative agrees to comply with all Environmental Safety and Health (ES&H) guidelines and guest procedures while on the Member’s premises.

6.	Terms

a.
This Agreement shall become effective on the date first above written and shall remain in effect until five (5) years following the start of the initial billing period as defined in section 10 below. The Agreement will automatically renew for additional five (5) year terms unless the Member gives Cooperative at least one (1) year notice for the Agreement to be modified or canceled prior to the expiration of the current five (5) year term. In the event of a significant change in the Member’s operations, the parties agree to further discuss modification of the existing agreement, provided that Member provides Cooperative with at least a six month notice of its desire to have further discussions. Any modifications of the contract would be subject to mutual agreement between all of the parties hereto based upon the facts and circumstances of both of the parties at the time of the proposed modification. Due to the nature of the electric service business, there are many factors beyond the control of Cooperative and, therefore, Cooperative is not able to predict what would be available to Cooperative or Member at the time of any requested modification.

b.
The Member shall be deemed to be in breach of the contract herein if it fails to satisfy any of its obligations to the Cooperative as required herein, or if it becomes the subject of bankruptcy or insolvency proceedings. If the Member fails to cure that default within five (5) days after the Cooperative mails written notice of default to the Member, the Cooperative may, in its sole discretion, suspend or terminate its further performance under this Agreement, disconnect electric service to the Member, terminate this agreement, or take other action to address the Member’s default. This provision shall not limit the Cooperatives right to take immediate action to suspend service if the Member’s act or omission interferes with the safe and efficient operation of the Cooperative’s system.

c.	The Cooperative shall be in default if it fails to provide electric service in accordance with Prudent Utility Practices.

d.
Regardless of termination of this Agreement by either party and for any reason, the Member shall remain responsible to the Cooperative for the entire amount of the facility charge for what would have been the remaining term of the agreement.

7.	Prudent Utility Practices
Prudent Utility Practices are those practices, methods and equipment, which, at any particular time, are commonly used in prudent electrical engineering and utility operations to operate electric equipment lawfully and with safety, dependability and efficiency, and are in accordance with the National Electric Safety Code, the National Electric Code or any other applicable national code in effect. Prudent Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather include a spectrum of possible practices, methods or acts which could have been expected to accomplish the desired result consistent with reliability, safety and expediency. Prudent Utility

Practices include due regard for manufacturers’ warranties and the requirement of government agencies which have jurisdiction.

8.	Service Conditions

a.	All additional buildings or equipment added to this property served from the original metering point shall be subjected to the terms and conditions of this Agreement.

b.	The Cooperative shall provide three-phase circuits for primary rated voltage, distribution transformers and metering sufficient to service the Member’s load.

c.	The Member shall be responsible for the electric system extending from the secondary terminals of the service transformer and the Cooperative assumes no responsibility therefore.

d.
The Cooperative shall install any other electric services as requested by the Member. The Member’s costs for such requested additional electric services shall be assessed at the Cooperative’s then current policy in effect for construction charges. This includes temporary construction power. Power costs shall be charged to the Member for such services according to the applicable rate schedule.

e.	The Member will provide and maintain suitable locations for the installation of the Cooperative facilities on the property of the Member.

f.
Electric service equipment furnished, installed, operated and maintained by the Cooperative on the property of the Member shall remain the property of the Cooperative and may be removed upon termination of the Agreement.

g.	The Member shall provide the Cooperative with easements within its property as may be necessary for the Cooperative to adequately serve the distribution system located within the Member’s property.

h.	Should the Cooperative abandon the substation site adjacent to the Member’s property, the Cooperative will convey the site to the Member by deed for a price of One Dollar, ($1.00).

9.	Contract Rate

a.	Refer to Exhibit B for rate details.

b.	The Billing Month is defined as the period between 00:00:01 on the first day of each calendar month and ending 24:00:00 on the last day of the same calendar month.

c.	The Billing Year is defined as the period from January 1 through December 31 for each calendar year this Agreement is in effect.

d.	All charges billed under this Agreement shall be based on monthly demand and energy recorded by interval metering.

e.	The rates are based upon the assumption that no generation will be provided or obtained by the Member.

f.	Rates contained herein shall terminate immediately upon the first occurrence of any one of the following events:

a.	Member’s firm non-coincident peak demand less than 2,000 kW for 12 consecutive months.

b.	Member’s rolling 12-month Annual Non-Coincident Load Factor is less than 60% for 12 consecutive months.

g.
Capital credit earning will be allocated for the Member as per Board Policy for the Contract Rate. It is further agreed that in the event that the Member permanently ceases to operate, the Cooperative shall have the right to apply all earned and allocated capital credits of the Member on a dollar for dollar basis to offset and reimburse the Cooperative for the cost of remaining facility charge for what would have been the remaining term of the Agreement.

10.	Payment

a.
The Member shall pay the Cooperative for electric service hereunder at the rates and under the service provisions set forth in Exhibit B attached hereto and made a part of this Agreement. The billing period shall commence on January 1, 2018.

b.	The rate schedule set forth in Exhibit B shall remain in full force and effect for the length of this Agreement.

c.
Monthly invoices for service hereunder shall be paid to the office of the Cooperative at PO Box 15, 60 Pine Street, Clements, Minnesota 56224-0015. Such payment shall be due on the date set out in the statement for service furnished during the preceding monthly billing period. If the Member fails to make such payment when such payment is due, the Cooperative may discontinue service to the Member upon giving twenty (20) days written notice to the Member of its intention to disconnect. A disconnection of service shall not relieve the Member of any of its obligations under this Agreement.

11.	Indemnification
The Member agrees to indemnify, defend and hold the Cooperative harmless against any liability for any claims or demands arising out of property damage, bodily injury, or interruptions to the Cooperative’s electric service caused by electric equipment or facilities owned by the Member, or the Member’s use or operation of this electric equipment or facilities. The Member shall maintain and provide proof of insurance for such indemnification obligation.

12.	Succession and Approval
This Agreement shall be binding upon and insure to the benefit of the successors, legal representatives and assigns of the respective parties hereto.

13.	General

a.	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the State of Minnesota.

b.
Attorney’s Fees. The Member shall reimburse the Cooperative for all costs and all out-of-pocket expenses (including reasonable attorney fees and disbursements) incurred by reason of any breach of threatened breach of the Agreement by the Member. The Cooperative shall reimburse the Member for all costs and all out-of-pocket expenses (including reasonable attorney fees and disbursements) incurred by reason of any breach or threatened breach of the Agreement by the Cooperative.

c.	Notice. All notices under this Agreement shall be given in writing and shall be delivered personally or mailed by first class U.S. mail to the respective parties as follows:

If to the Member:     Manager
Highwater Ethanol, LLC
24500 US Hwy 14, PO Box 96
Lamberton, Minnesota, 56152

If to the Cooperative:    Manager
Redwood Electric Cooperative
60 Pine Street, PO Box 15
Clements, Minnesota, 56224-0015

d.
Entire Agreement/Amendment. This Agreement represents the entire Agreement between the parties with respect to the matters addressed in this Agreement, except as provided in the Cooperative’s Bylaws as incorporated herein or other documents referred to herein. This Agreement may be changed, waived, or terminated only by written agreement signed by both parties. This Agreement supersedes all previous agreements and amendments relating to the rendering of electric service to the Member by the Cooperative.

e.
Assignment of Agreement. Any assignment of the Agreement, in whole or in part, or any other interest hereunder without the Cooperative’s written consent shall be void. The Cooperative may assign this Agreement to an affiliate or affiliates of the Cooperative, to a partnership or partnerships in which the Cooperative, or an affiliate has an interest or to any entity that succeeds to all or substantially all of the Cooperative’s assets by sale, merger or operation of law. Otherwise, the Cooperative may assign this Agreement subjected to the Member’s written approval, which shall not be unreasonably withheld. To the extent not prohibited hereby, this Agreement shall be binding upon and insure to the benefit of the Member and its successors and assigns.

f.
Severability. If any provision of this Agreement is held invalid under any applicable laws, that invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end the provisions are severable. If any term or condition of this Agreement is unenforceable under applicable law, such term or condition shall nevertheless be requested to reform the offending term or condition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the day and year first above written.

ATTEST: REDWOOD ELECTRIC COOPERATIVE, INC.

BY:	/s/ Richard M. Nelson	Richard M. Nelson
	Signature	Printed Name
Title:	President 9/28/17

(CORPORATE SEAL)

ATTEST: HIGHWATER ETHANOL, LLC.

BY:	/s/ Brian Kletscher	Brian Kletscher
	Signature	Printed Name
Title:	CEO 9/21/2017

Exhibit B
Exhibit B
REDWOOD ELECTRIC COOPERATIVE
HIGHWATER CONTRACT RATE
AVAILABILITY

Available to Highwater Ethanol, LCC upon execution of the Service Agreement dated January 1, 2018. Highwater Ethanol, LLC must meet all terms and conditions of the Service Agreement to qualify for the contract rate.

CHARACTER OF SERVICE

Alternating current, 60 hertz, at available secondary voltages pursuant to the conditions of the Cooperative's Transmission Service Contract ("TSC") with Great River Energy.

FACILTY CHARGE

The Member shall pay the Cooperative a monthly facility charge which shall be updated annually as per Exhibit C.

2017 Facility Charge: $9,117.00 per Month

ENERGY CHARGE

Firm energy shall be billed per kWh at Cooperative's then current wholesale rate including distribution losses and margin requirements.

2017 Energy Charge: $0.043431 per kWh

DEMAND CHARGE

The capacity billing units shall be the Member's entire monthly demand (kW) that is coincident to the Great River Energy-system monthly billing peak demand measured as an hourly interval. The capacity shall be billed per kW at the Cooperative's then current wholesale rate and shall also include distribution losses.

2017 Demand Charge: $21.55 per kW

DELIVERY CHARGE

The delivery billing units shall be the Member's entire monthly demand (kW) that is coincident to the Great River Energy-system monthly billing peak demand measured as an hourly interval. The delivery billing units shall be assessed the Cooperative's then current TSC Transmission and Ancillary rate.
2017 Transmission & Ancillary Charge:    $8.88 per kW

Redwood Electric Cooperative - Highwater Ethanol Contract Rate
Revised: 4/20/16

Exhibit B
POWER FACTOR PENALTY
The Cooperative reserves the right to assess a monthly Power Factor Penalty in the event there is an average power factor of less than 98% lagging or greater than 98% leading. The penalty would be calculated as follows:
POWER COST ADJUSTMENT

The Cooperative reserves the right to pass on to Highwater Ethanol any power cost adjustment assessed to the Cooperative by the wholesale provider.

TAXES

The rates set forth are based on currently effective taxes and the amount of any increase in existing or new taxes on the transmission, distribution or sale of electricity allocable to sales hereunder shall be added to the rates to be paid by the member.

ANNUAL REVISION

The charges listed within this rate schedule shall be updated annually to reflect the Cooperative's then current wholesale rate.

Redwood Electric Cooperative - Highwater Ethanol Contract Rate
Revised: 4/20/16

Exhibit C
REDWOOD ELECTRIC COOPERATIVE HIGHWATER CONTRACT RATE FACILITY CHARGE CALCULATION
YEAR: 2017

Electric Facility Net Plant Value	$ 643,569.41
Carrying Charge Rate	17%
Annual Charge	$ 109,406.80
Monthly Charge	$9,117.00

The facility charge calculation is to be updated on an annual basis incorporating the then current net plant value of the electric distribution facilities serving the Highwater Ethanol plant.

Redwood Electric Cooperative - Highwater Ethanol Contract Rate
Revised: 4/20/16